Exhibit 10.1

Certain identified information in this document has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

SECOND AMENDMENT TO INDUSTRIAL FACILITY LEASE

THIS SECOND AMENDMENT TO INDUSTRIAL FACILITY LEASE (this “Second Amendment”) is made and entered into as of February 26, 2019 by and between TEACHERS’ RETIREMENT SYSTEMS OF ALABAMA, an instrumentality of the State of Alabama, and EMPLOYEES’ RETIREMENT SYSTEM OF ALABAMA, an instrumentality of the State of Alabama (collectively, “Landlord”), and FREIGHTCAR ALABAMA, LLC, a Delaware limited liability company (“Tenant”), and FREIGHTCAR AMERICA, INC., a Delaware corporation (“Guarantor”).

WHEREAS, Landlord and Navistar, Inc. (“Original Tenant”) entered into that certain Industrial Facility Lease dated as of September 29, 2011 (the “Original Lease”) pursuant to which Original Tenant leased from Landlord certain land and improvements located in the City of Cherokee, County of Colbert and State of Alabama, commonly known as 1200 Haley Drive, Cherokee, Alabama, and more particularly described in the Original Lease as the “Leased Premises”; and

WHEREAS, a memorandum of lease with respect to the Original Lease was recorded in the land records of Colbert County, Alabama on October 25, 2011 in Book 2011, page 22555; and

WHEREAS, the Original Lease was amended by that certain Amendment to Industrial Facility Lease and Consent to Sublease dated as of February 19, 2013, by and among Original Tenant, Landlord and Tenant (as a subtenant); and

WHEREAS, by Assignment and Assumption of Lease dated as of February 28, 2018 (the “Assignment”), Original Tenant assigned to Tenant all of its right, title and interest in and under the foregoing lease and Tenant accepted said assignment, said instrument was recorded in the land records of Colbert County, Alabama on March 6, 2018 in Book 2018, Page 5752 (the Original Lease, as heretofore amended and assigned, is referred to herein as the “Lease”); and

WHEREAS, by Guaranty dated February 26, 2018 (the “Guaranty”), Guarantor guaranteed the obligations of Tenant under the Lease; and

WHEREAS, Landlord and Tenant have agreed to extend the term of the Lease, provide for two extension terms at Tenant’s option, provide for the Tenant’s right to reduce the amount of property included in the Leased Premises with a reduction in the amount of rent payable under the Lease, for the extended term of the Lease, all on the terms and conditions set forth in the Lease, as amended by this Second Amendment (capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Lease).

NOW THEREFORE, in consideration of the respective covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

1.    Estoppel. Landlord hereby represents and warrants that, to Landlord’s knowledge, as of the date hereof, there are no defaults of Tenant under the Lease, and no circumstance exists which, if left uncured, would result in a default of Tenant under the Lease. Tenant hereby represents and warrants that, to Tenant’s knowledge, as of the date hereof, there are no defaults of Landlord under the Lease, and no circumstance exists which, if left uncured, would result in a default of Landlord under the Lease.

2.    Amendment of Lease. The Lease is hereby amended as follows:

(a)    Extension of Initial Term. Section 1.2 of the Lease is hereby amended by deleting the date “December 31, 2021” and substituting therefor the date “December 31, 2026”.

(b)    Extension of Extension Term. Section 1.3 of the Lease is hereby amended and restated as follows:

“Section 1.3 Extension Terms. Tenant shall have the right, upon written notice to Landlord given no later than June 30, 2025 and provided no Event of Default shall have occurred and be continuing as of the date of such written notice, to elect to extend the term of this Lease for an additional term of sixty (60) months (the “First Extension Term”) upon all of the terms, covenants and conditions contained in this Lease but at the rental rate specified for the First Extension Term in Section 4.1(d) below. Further, if such right to the First Extension Term shall have been elected, Tenant shall have the additional right, upon written notice to Landlord given no later than June 30, 2030 and provided no Event of Default shall have occurred and be continuing as of the date of such written notice, to elect to extend the term of this Lease for a further additional term of sixty (60) months (the “Second Extension Term”) upon all of the terms, covenants and conditions contained in this Lease but at the rental rate specified for the Second Extension Term in Section 4.1(e) below. Any and all references contained herein to the “Term” shall be deemed to include the Initial Term, if and as extended pursuant hereto, each such extension, an “Extension Term”.”

(c)    Reduction in Leased Premises. Article I of the Lease is hereby amended by adding the following as new Sections 1.5, 1.6, 1.7, 1.8 and 1.9 at the end thereof:

“Section 1.5 One Time Reduction in Leased Premises. On or before December 31, 2021 (as such date may be accelerated pursuant to Sections 1.7, the “One Time Surrender Date”), Tenant shall vacate and surrender to Landlord that portion of the Leased Premises described in Exhibit A-1 attached hereto (the “Vacated Premises” ), in good order and condition, reasonable wear and tear excepted. Tenant shall have the one-time right to adjust the description of the Vacated Premises attached as Exhibit A-1 hereto subject to Tenant’s compliance with the following conditions: (a) Tenant shall give Landlord written notice of the change (which notice shall include the proposed revised Exhibit A-1 and the amount of the increase or decrease in the square footage of the Vacated Premises located in the Facility as compared to the Exhibit A-1 previously agreed upon) on or before December 15, 2019; (b) the change to the Vacated Premises described in Exhibit A-1 shall only involve a change to the portion of the Vacated Premises located in the Facility and shall not involve areas of the Leased Premises located outside the Facility; (c) the Vacated Premises located in the Facility shall not exceed 993,000 square feet and (d) the Vacated Premises located in the Facility shall be contiguously located and shall not be separated by or interspersed with Retained Premises (except to the extent of the “Vacated Premises/Office Space” currently designated on Exhibit A-2). Thereafter, Tenant shall retain the balance of the Leased Premises (the “Retained Premises”) which thereafter shall be the “Leased Premises” for the purpose of this Lease, as described in Section 1.9 below. Tenant shall have no right to use or occupy any of the Vacated Premises after the One Time Surrender Date, and, if vacated by Tenant in compliance with the terms and conditions of this Lease, Tenant shall not be responsible for and shall not have any obligation with respect to the Vacated Premises, except as set forth in this Second Amendment. If Tenant fails to fully vacate the Vacated Premises in conformity with this Lease by the One Time Surrender Date, then Tenant shall proceed to fully vacate the Vacated Premises as soon as possible and Tenant shall remain liable for the payment of Rent hereunder at the full unreduced rate provided for in Section 4.1(b) for all of the Leased Premises plus the Delay Fee (as defined below). If Tenant has not fully vacated the Vacated Premises in conformity with this Lease within 10 days after the One Time Surrender Date, Landlord may, at its option (and in addition to collecting full unreduced Rent under Section 4.1(b) and the Delay Fee as provided herein), declare an Event of Default hereunder. “Delay Fee” means an amount determined as follows: (i) if Tenant has failed to fully vacate the Vacated Premises in conformity with this Lease by the One Time Surrender Date, an amount equal to ten percent (10%) of the monthly Rent then due hereunder; (ii) if Tenant has failed to fully vacate the Vacated Premises in conformity with this Lease by the one month anniversary of the One Time Surrender Date, an amount equal to twenty percent (20%) of the monthly Rent then due hereunder; and (iii) if Tenant has failed to fully vacate the Vacated Premises in conformity with this Lease by the second month anniversary or any subsequent monthly anniversary of the One Time Surrender Date, an amount equal to fifty percent (50%) of the monthly Rent then due hereunder as of the applicable monthly anniversary.

Section 1.6 Access to Vacated Premises. It is understood that Landlord will seek to lease the Vacated Premises to one or more tenants (the “Other Tenants”) for their use and occupation. In connection therewith, Tenant agrees that Tenant shall cooperate with Landlord in permitting access to the

Leased Premises at any time prior to the Conversion Date (as defined below), subject to reasonable prior arrangements made between Landlord and Tenant from time to time. It is further understood that any Other Tenant shall, in connection with leasing the Vacated Premises, have the option to (a) purchase from Tenant for its fair market value all equipment (including cranes, power units and the like) located in the Vacated Premises, said purchase to take place simultaneously with the commencement of said Other Tenant’s lease or (b) request the removal of all equipment (including cranes, power units and the like) located in the Vacated Premises, said removal to take place prior to the commencement of said Other Tenant’s lease, which such removal and the repair of any damage caused by such removal being at Tenant’s sole cost and expense. Prior to entering into a lease or leases with any Other Tenant that is a Competitor, Landlord shall obtain the written approval by Tenant of such Other Tenant. For purposes of this Section 1.6 a “Competitor” shall mean an entity that is a builder or rebuilder of the specific kinds of railcars built by Tenant as more particularly identified on Schedule 1.6 attached hereto.

Section 1.7 Acceleration of One Time Surrender Date Landlord may give Tenant written notice of Landlord’s request that Tenant agree to accelerate the One Time Surrender Date to a date that is at least 270 days from the date of such written notice. Tenant shall endeavor to accommodate such request and shall provide Landlord with a written response within 10 days either agreeing to the accelerated date proposed by Landlord or proposing an alternative date. Failure to respond shall be deemed acceptance of the proposed date. Once Landlord and Tenant mutually agree to a new accelerated One Time Surrender Date, the parties shall confirm such date in writing and such date shall then become the One Time Surrender Date for purposes of this Lease.

Section 1.8 Staged Vacating of Leased Premises and Multiple Partial Surrender Dates. The parties acknowledge and agree that in connection with Landlord’s efforts to lease the Vacated Premises to Other Tenants, it may be necessary or advantageous to accelerate the vacation and surrender by Tenant of only some and not all of the Vacated Premises from time to time prior to the One Time Surrender Date and Tenant agrees that Landlord may stage the Tenant’s vacation and surrender of the Vacated Space so that Tenant will surrender portions of the Vacated Space on various dates as requested by Landlord pursuant to the terms and conditions of this Section 1.8. Landlord may give Tenant written notice of Landlord’s request that Tenant agree to vacate and surrender a portion of the Vacated Premises (the “Partially Vacated Premises”) on any date prior to the One Time Surrender Date (a “Partial Surrender Date”), which notice shall describe the Partially Vacated Premises and the Partial Surrender Date. The Partial Surrender Date must be a date that is at least 270 days from the date of such written notice. Tenant shall endeavor to accommodate such request and shall provide Landlord with a written response within 10 days either agreeing to the Partially Vacated Premises and the Partial Surrender Date or proposing an alternative Partial Surrender Date. Failure to respond shall be deemed acceptance of the proposed Partially Vacated Premises and the Partial Surrender Date. The parties agree that multiple Partial Surrender Dates and the creation of multiple Partially Vacated Premises are allowed hereunder. Tenant shall have no right to use or occupy any of the Partially Vacated Premises after the associated Partial Surrender Date occurs. If Tenant fails to fully vacate the Partially Vacated Premises in conformity with this Lease by the applicable Partial Surrender Date, then Tenant shall proceed to fully vacate the Partially Vacated Premises as soon as possible and Tenant shall remain liable for the payment of Rent hereunder at the full unreduced rate provided for in Section 4.1(b) for all of the Leased Premises (except for any previous reductions in rent pursuant to Section 4.4 for the vacation and surrender of Partially Vacated Premises on a prior Partial Surrender Date) plus the Partial Vacation Delay Fee (as defined below). If Tenant has not fully vacated the Partially Vacated Premises in conformity with this Lease within 10 days after the Partial Surrender Date, Landlord may, at its option (and in addition to collecting Rent at the rate provided herein and the Partial Vacation Delay Fee as provided herein), declare an Event of Default hereunder. “Partial Vacation Delay Fee” means an amount determined as follows: (i) if Tenant has failed to fully vacate the Partially Vacated Premises in conformity with this Lease by the Partial Surrender Date, an amount equal to ten percent (10%) of the monthly Rent then due hereunder; (ii) if Tenant has failed to fully vacate the Partially Vacated Premises in conformity with this Lease by the one month anniversary of the Partial Surrender Date, an amount equal to twenty percent (20%) of the monthly Rent then due hereunder; and (iii) if Tenant has failed to fully vacate the Partially Vacated Premises in conformity with this Lease by the second month anniversary or any subsequent monthly anniversary of the Partial Surrender Date, an amount equal to fifty percent (50%) of the monthly Rent then due hereunder as of the applicable monthly anniversary. If Landlord has not previously requested the vacation and surrender of all of the Vacated Premises pursuant to Partial Surrender Dates under this Section 1.8, any remaining portions of the Vacated Premises shall be deemed to be Partially Vacated Premises with a Partial Surrender Date of December 31, 2021 and the Tenant’s failure to fully vacate and surrender any such portion of the Vacated Premises by such date shall be subject to the provisions of this Section 1.8 above as it relates to Rent payment, Partial Vacation Delay Fees and Landlord’s right to declare an Event of Default.

Section 1.9 Change to Definition of Leased Premises. Each time the Tenant vacates and surrenders to Landlord all or any portion of the Vacated Premises (including Partially Vacated Premises), the definition of Leased Premises hereunder shall automatically be revised to equal the Leased Premises less the applicable portion of the Vacated Premises (including all Partially Vacated Premises surrendered and vacated from time to time).

(d)    Rent Reduction on Conversion Date(s). Section 4.1 of the Lease is hereby amended by deleting clauses (b) and (c) thereof and inserting the following as clauses (b), (c), and (d):

“(b)    [***] per month for each of the subsequent months of the Initial Term until the Conversion Date (as defined in Section 4.4 below), subject to any reductions provided for pursuant to the terms and conditions of Section 4.4;

(c)    [***] per month for each month subsequent to the Conversion Date through the end of the Initial Term (based on the assumption that Tenant is renting 1,157,909 square feet of space in the Facility; provided, however: (i) the parties shall agree by December 15, 2019 on an addition to the foregoing Base Rent amount to add a base rental rate applicable to the “Front Office” space exclusively used by Tenant in the Facility, which rate shall be discounted to account for improvements to such space previously paid for by Tenant and (ii) if Tenant exercises the option under Section 1.5 to change the amount of Vacated Premises located in the Facility, then the foregoing Base Rent amount shall be adjusted by increasing such amount on the basis of the increase in the amount of square feet of Vacated Premises (and conversely the Retained Space) located in the Facility based on a rental rate of [***] per square foot;

(d)    The CPI Adjusted Base Rent (as hereinafter defined) for each of the 120 months constituting the First Extension Term and the Second Extension Term. For the first 12 months of the First Extension Term, the CPI Adjusted Base Rent shall be the monthly Base Rent in effect immediately prior to the First Extension Term adjusted upward by the amount of the percentage increase (if any) in the Consumer Price Index (as hereinafter defined) for the calendar month of December 2011 over December 2021. For each 12 month period thereafter, the CPI Adjusted Base Rent shall be the monthly Base Rent in effect immediately prior to such 12 month period adjusted upward by the amount of the greater of (i) 2.0% or (ii) the percentage increase (if any) in the Consumer Price Index for the calendar month immediately preceding such 12 month period over the same month in the immediately preceding year. “Consumer Price Index” shall mean the Consumer Price Index for All Urban Consumers, published by the Bureau of Labor Statistics of the United States Department of Labor for All Items—New York-Northern New Jersey-Long Island, NY-NJ-CT-PA (1982-84=100), or any successor index thereto as hereinafter provided. In the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised in the terms or number or kind of items contained therein or otherwise, the determination to be made shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc. or any other nationally recognized publisher of similar statistical information, or if a conversion factor, formula or table is unavailable, the parties shall, acting reasonably (within ten (10) business days thereof) agree upon in writing to use any other method to adjust the Consumer Price Index, or any successor thereto, to the figure that would have been arrived at had the manner of computing the Consumer Price Index in effect on the date of this Lease not been altered; if the Consumer Price Index ceases to be published on a monthly basis, then the shortest period for which the Consumer Price Index is published which includes the relevant months shall be used; if the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as Landlord and Tenant shall agree upon in writing shall be substituted for the Consumer Price Index.”

(e)    Rent Reduction on Conversion Date(s). Section 4.4 of the Lease is hereby deleted and the following is hereby substituted therefor:

Section 4.4 Conversion Date; Rent Reduction for Partial Surrender Dates. Once Tenant has completely and fully surrendered all of the Vacated Premises in full conformity with the terms and conditions of this Lease, the date immediately succeeding such surrender of all of the Vacated Premises shall be the “Conversion Date” (which shall date shall occur no later than January 1, 2022). If Partial Surrender Dates are created hereunder pursuant to Section 1.8 above, then Base Rent payable under Section 4.1(c) shall be reduced as provided for herein (but subject to the terms of Section 1.8 for Tenant’s failure to properly vacate). On each Partial Surrender Date where Tenant has completely and fully surrendered the applicable Partially Vacated Premises in full conformity with the terms and conditions of this Lease, the monthly Base Rent due under Section 4.1(c) shall be reduced by the amount obtained by multiplying the number of square feet in such Partially Vacated Premises by [***] and dividing the product obtained by 12. If the Conversion Date or any such Partial Surrender Date occurs on a date that is not the first day of a month, then the change in rent occurring on such date shall be prorated on a daily basis for such partial month.

(f)    Insurance and Casualty After Conversion Date. Due to Tenant no longer leasing the entirety of the Facility after the Conversion Date, certain obligations and rights related to casualties and insuring of the Facility need to be adjusted as between Tenant and Landlord. Therefore, notwithstanding Section 4.3 of the Lease, commencing on and after the Conversion Date, the following provisions of the Lease shall be amended as follows:

(i)    The introductory sentence of Section 6.2 of the Lease shall be amended and restated as follows:

“Except as otherwise provided in Section 6.4 below, Tenant, at its sole cost and expense, shall procure and Tenant shall maintain throughout the Term, the following policies of insurance:”

(ii)    Section 6.4 of the Lease shall be amended by addition the following sentence at the end thereof:

Notwithstanding the foregoing provisions of this Section 6.4, commencing on and after the Conversion Date, Tenant shall cause the insurance premium for the property insurance coverage required under the first paragraph of Section 6.2(a) above to be billed separately by the insurance company providing such coverage as follows: (i) the premium for such coverage related to the Retained Premises shall be billed to and paid by Tenant and (ii) the premium for such coverage related to the Vacated Premises shall be billed to and paid by Landlord. The determination of the allocation of the premiums for such coverage between the Retained Premises and the Vacated Premises shall be made in a commercially reasonable and good faith manner considering the relative size, use and construction of the Retained Premises and the Vacated Premises. Either Landlord or Tenant may request an explanation of the basis for such allocation of premiums from the insurance company. If either Landlord or Tenant is dissatisfied with such explanation, they may request a review by an independent insurance broker or consultant, at the cost and expense of the dissatisfied party. If the independent insurance broker or consultant determines that the allocation of premiums does not reflect a commercially reasonable and good faith allocation considering the relative size, use and construction of the Retained Premises and the Vacated Premises, Landlord and Tenant shall cause the insurance company to reallocate the premium in conformity with such finding.

(iii)    Section 6.10 of the Lease shall be amended by addition the following sentence at the end thereof:

Notwithstanding the foregoing provisions of this Section 6.10, commencing on and after the Conversion Date, the deductible related to a casualty insurance claim shall be allocated between the Vacated Premises and the Retained Premises based on the relative percentage of the claim allocated to such portion of the Facility or such other allocation as may be mutually agreed upon in writing by Landlord and Tenant. For example, if 90% of the claim amount was associated with damage to the Retained Premises and 10% of the claim amount was associated with damage to the Vacated Premises, 90% of any deductible would be allocated to Tenant and the Retained Premises and 10% of the deductible would be allocated to Landlord and the Vacated Premises.

(iv)    Section 7.1 of the Lease shall be amended by adding the following sentences at the end thereof:

Landlord and Tenant acknowledge and agree that commencing on and after the Conversion Date (i) Tenant’s obligations under this Section 7.1 shall only apply to the Leased Premises (and the portion of any Improvements located thereon) as such are reduced by the removal of the Vacated Premises therefrom and (ii) in the event of damage to, or destruction of, any Improvements on the Vacated Premises, by fire or other casualty, Landlord, at its sole cost and expense and in its sole discretion, may (A) repair, restore or rebuild the same (or such portions thereof as Landlord may determine, in its sole discretion) to the quality and condition existing immediately prior to such event of damage of destruction or (B) not repair or restore or rebuild the same, in which case, Landlord shall at its cost and expense create a physical barrier between the portions of the Facility that constitute the Vacated Premises and the Retained Premises using such materials and construction methods as Landlord shall propose, and which Tenant consents to, with such consent not being unreasonably withheld, conditioned, or delayed; provided, that, Landlord shall not be obligated to repair or replace any Improvements located on the Retained Premises in connection with the creation of such physical barrier.

(v)    Article VII shall be amended to add the following as Section 7.5 thereto:

Section 7.5 Administration of Casualty Claims after the Conversion Date. After the Conversion Date, in the event of damage to, or destruction of, any Improvements on the Vacated Premises or Retained Premises, by fire or other casualty, the following provisions shall apply:

(a)    Tenant shall be obligated to notify the applicable insurance company and make proof of loss. In the event the insurance claim related to such damage to, or destruction of, by fire or other casualty, relates solely to the Vacated Premises, then (i) Tenant shall make such proof of loss on behalf of Landlord, and shall settle, adjust and compromise the claims related thereto only as directed by Landlord in Landlord’s sole discretion, (ii) Tenant shall direct the insurance company to pay all insurance proceeds payable for such claim directly to Landlord, (iii) if Tenant fails to make any such filings or settle, adjust or compromise the claims as directed by Landlord, then Landlord may, but shall not be obligated to, file any such notices, proof of claims and settle, adjust or compromise such claims.

(b)    In the event the insurance claim related to such damage to, or destruction of, by fire or other casualty, relates solely to the Retained Premises, then Tenant shall make such proof of loss, and shall settle, adjust and compromise the claims related thereto as Tenant may determine; provided, that the foregoing does not relieve Tenant of any of its other obligations hereunder after a casualty, including, but not limited to, Sections 7.1 and 7.3.

(c)    In the event the insurance claim related to such damage to, or destruction of, by fire or other casualty, relates to both the Vacated Premises and the Retained Premises, then (i) Tenant and Landlord shall mutually agree on the proof of loss; (ii) Tenant and Landlord must mutually agree on the terms of any settlement, adjustment or compromise of the claims related thereto, including, but not limited to the allocation of any proceeds between the Retained Premises and the Vacated Premises, (iii) Tenant shall direct the insurance company to pay the insurance proceeds allocated to the Vacated Premises directly to Landlord; and (iv) Landlord shall direct the insurance company to pay the insurance proceeds allocated to the Retained Premises directly to Tenant. The foregoing does not relieve Tenant of any of its other obligations hereunder after a casualty, including, but not limited to, Sections 7.1 and 7.3. In connection with the allocation of insurance proceeds under this Subsection 7.5(c), the allocation shall be based on the estimate of the cost of repair or reconstruction of the damaged Improvements located in the Retained Premises and the Vacated Premises (with the allocation of deductibles addressed by Section 6.10). If the parties cannot agree on the relative costs of such repair or reconstruction of the damaged Improvements as between those located in the Retained Premises and the Vacated Premises, then either party may request a review and a determination by an independent insurance casualty claims adjuster, the cost and expense of which shall be shared equally by each party. Once the independent insurance casualty claims adjuster determines the relative costs of such repair and reconstruction as between the Retained Premises and the Vacated Premises, the insurance proceeds shall be allocated (with the allocation of deductibles addressed by Section 6.10) on such basis.

(g)    Deletion of Certain Lease Provisions. Sections 6.9, 9.4 and 11.3 of the Lease are hereby deleted and the following substituted therefor in each case after the Section number designation: “[Intentionally Deleted].”

(h)    Conversion Alterations. Section 10.1 and the first sentence of Section 10.2 of the Lease are hereby deleted and the following is substituted for Section 10.1 after the Section number designation: “[Intentionally Deleted].”

(i)    Alterations. Section 10.4(a) of the Lease is hereby amended by inserting the following sentence therein as the first sentence thereof:

“Subject to Landlord’s prior written consent, Tenant shall be permitted to make all alterations, additions, build outs and improvements (hereinafter “Alterations”) on the Leased Premises.”

(j)    Article XIII is hereby amended by adding the following as Section 13.4 at the end thereof:

“Section 13.4 Shared Utilities. It is acknowledged that the Retained Premises and the Vacated Premises share certain utilities services. On or before the Conversion Date, Landlord shall (at its sole cost and expense) arrange for all such utilities to be separately metered or to be submetered as between the Retained Premises and the Vacated Premises. To the extent that any such utilities services or the costs related thereto cannot practically be so separately metered or submetered, the costs and charges related thereto shall be reimbursed in part by Landlord to Tenant as part of Shared Facilities Costs pursuant to clause (b) of Section 25.26 of this Lease.”

(k)    Purchase Option Application to Vacated Premises. Article XXI is hereby amended by deleting the term “Leased Premises” wherever it occurs therein and substituting the phrase “Leased Premises and any Vacated Premises” therefor.

(l)    Purchase Option Title Exceptions. Section 21.5 is hereby amended by (i) deleting the word “and” before clause (e) in the first sentence thereof and substituting a semicolon therefor and (ii) inserting the following at the end of the first sentence thereof immediately prior to the period “and (f) any leases entered into by Landlord and Other Tenants”.

(m)    Cross Usage Rights. Article XXV is hereby amended by adding the following as Sections 25.25 and 25.26 at the end thereof:

Section 25.25 Creation and Retention of Cross Usage Rights. Landlord and Tenant acknowledge that after the occurrence of a Partial Surrender Date, the Landlord and Other Tenants shall need rights of ingress and egress to and over the Retained Premises (or the amended Leased Premises) for the benefit of the Vacated Premises. Tenant hereby agrees with Landlord, for the benefit of Landlord, Other Tenants and each of their invitees, permittees and all others claiming by or through them that such parties shall have, and Landlord as fee owner of the Land, Leased Premises, Retained Premises and Vacated Premises shall retain, the following rights (along with the right to allow others to use such rights) all without being in breach or violation of the covenant of quiet enjoyment or the conveyance of the leasehold estate to Tenant in any manner:

(a)    a non-exclusive, right, license and privilege for (i) the right of passage and use, both pedestrian and automotive, over, across and upon any and all portions of the Leased Premises upon which roads and/or driveways are now or hereafter located for the purpose of ingress to and egress from the Vacated Premises (and Tenant shall, at all times, provide reasonable and sufficient access for pedestrian and motor vehicle ingress and egress to and from the Vacated Premises to Haley Drive), (ii) right to park on any and all portions of the Leased Premises upon which parking lots are now or hereafter located (and Tenant shall, at all times, provide an aggregate number of parking spaces which are adequate and sufficient to serve the Facility and all other buildings and improvements located thereon from time to time and which comply with the requirements of all applicable building or zoning codes of all governmental authorities with jurisdiction over the Leased Premises and Vacated Premises; provided that if additional parking lots or spaces are constructed due to an Other Tenant to maintain such compliance, the costs thereof shall be Shared Facilities Costs), (iii) the right to construct, maintain, operate, use and locate utilities, including, but not limited to, electrical lines, gas lines, water lines, sewer lines, cable television lines and telephone lines across and under the Leased Premises for the purpose of providing utility services, to and from the Vacated Premises as mutually agreed upon by Landlord and Tenant (such mutual approvals not to be unreasonably withheld or delayed), (iv) the right to use all storm and surface drainage pipes, conduits, basins, excavations, and other improvements now or hereafter located on the Leased Premises for the drainage of water from the Vacated Premises across or through the Leased Premises (and Tenant shall, at all times, provide a commercially reasonable and sufficient drainage system approved by the appropriate governmental authorities for the drainage of water from the Vacated Premises across or through the Leased Premises to a publicly dedicated storm sewer, a retention pond or other reasonable infrastructure for the handling of water runoff); (v) the right of passage and use, over, across and upon any and all portions of the Leased Premises upon which railroad tracks and associated infrastructure of the passage of railcars are now or hereafter located for the purpose of ingress to and egress from the Vacated Premises to Norfolk Southern rail line; (vi) the right of pedestrian passage and use over, across and upon any and all portions of the Leased Premises designated in Exhibit C as “Pedestrian Easement” for the purpose of ingress to and egress from the Vacated Premises designated as “Open Space” in Exhibit C to the portions of the Leased Premises designated in Exhibit C as “Common Area” and from any portion of the Vacated Premises to any other portion of the Vacated Premises that is not contiguous; and (vii) the right of usage of restrooms, elevators, data rooms and other amenities located in the portions of the Leased Premises designated in Exhibit C as “Common Area.” Except as set forth in Section 25.25(c) or Exhibit D, the foregoing rights of Landlord, the Other Tenants and their respective invitees and permittees with respect to the usage of the areas of the Leased Premises located outside the Facility are anticipated and intended to be limited to the areas described as “Common use areas” in Exhibit D. Tenant, to the extent otherwise permitted by the terms of this Lease and in conformity with the other terms and conditions imposed by this Lease in connection with such activities, retains the right to, and Landlord, with the prior consent of Tenant (which consent shall not be unreasonably withheld, conditioned or delayed) shall have the right to, relocate any of the utilities, and the person undertaking such relocation shall pay all the costs thereof; provided; however, that such relocation shall not materially interfere with any existing or planned construction and shall conform to all applicable governmental requirements. Tenant, to the extent otherwise permitted by the terms of this Lease and in conformity with the other terms and conditions imposed by this Lease in connection with such activities, shall also have the right to relocate any of the roads, driveways or walkways that are now or may hereafter provide ingress and egress to the Vacated Premises as long as such relocated means of ingress and egress is not a materially less convenient means of ingress and egress to a publicly dedicated right of way via the

Leased Premises and during such relocation a sufficient means of such ingress and egress is continuously provided. Tenant, to the extent otherwise permitted by the terms of this Lease and in conformity with the other terms and conditions imposed by this Lease in connection with such activities, shall also have the right to relocate any of the storm and surface drainage pipes, conduits, basins, excavations, and other improvements now or hereafter located on the Leased Premises for the drainage of water from the Vacated Premises across or through the Leased Premises to a publicly dedicated storm sewer, a retention pond or other reasonable infrastructure for the handling of water runoff as long as such relocated drainage system is a commercially reasonable and sufficient drainage system approved by the appropriate governmental authorities for the drainage of water from the Vacated Premises across or through the Leased Premises to a publicly dedicated storm sewer, a retention pond or other reasonable infrastructure for the handling of water runoff and during such relocation suitable drainage is continuously provided. After the Partial Surrender Date, Tenant shall not use the areas of the Leased Premises located outside the Facility described as “Common use areas” in Exhibit D for storage of materials of Tenant. The intention of the foregoing grants is to place a general right of usage of the ingress, egress, utility and drainage infrastructure of the Leased Premises for the purposes stated above on the Leased Premises, subject to the limitations that as long as any proposed use of the Leased Premises by Tenant will not interfere with the enjoyment of the usage rights herein reserved and granted for the benefit of the Landlord, Other Tenants and each of their invitees, permittees and all others claiming by or through them, and subject to all other limitations, restrictions and other terms and conditions imposed on the use of the Leased Premises by Tenant under this Lease, Tenant has the right to use and enjoy all portions of the Leased Premises.

(b)    In addition to the Tenant’s other obligations of maintenance provided for in this Lease, the Tenant shall at all times have a duty to maintain the Leased Premises in a manner that will enable the Landlord, Other Tenants and each of their invitees, permittees and all others claiming by or through them, full use of the rights and access provided under this Section 25.25, which duty shall include, without limitation, an obligation to (i) repair and maintain the roads, driveways, parking spaces, and parking areas, (ii) remove all debris, (iii) clean and maintain the Leased Premises and (iv) perform all other acts necessary to enable the Landlord, Other Tenants and each of their invitees, permittees and all others claiming by or through them to have the benefit of the access and usage rights provided under this Section 25.25. If Tenant fails to perform its obligations to maintain and repair as aforesaid within 30 days after receipt of written notice from Landlord of the condition requiring maintenance and repair, Landlord may perform such maintenance and repair, and Landlord (in addition to any other rights of access to the Leased Premises provided for in this Lease) is granted the right to enter on, over and across the Leased Premises from time to time as may be reasonably necessary to effectuate such maintenance and repair. Upon demand, Tenant shall reimburse Landlord all reasonable costs and expenses incurred by Landlord in connection with such maintenance and repair.

(c)    Tenant shall coordinate and manage the use of the railroad tracks and associated infrastructure located upon Leased Premises among Tenant, Landlord and Other Tenants; provided, however, that Tenant shall not act in a manner designed to frustrate the ability of Landlord and Other Tenants from having access to and use of such railroad tracks and associated infrastructure. All parties shall reasonably cooperate with each other in the scheduling of the use thereof. To the extent that Tenant incurs costs for the movement of railcars for Other Tenants, Tenant may bill such Other Tenant directly for reimbursement of Tenant’s actual costs, provided, that, Tenant shall provide an estimate of such costs before such costs are incurred.

(d)    This Section 25.25 is not intended, and shall not be construed, to dedicate any easements to the general public or to grant to the general public any rights whatsoever.

25.26    Shared Facilities.

(a)    It is acknowledged that the Retained Premises is in part located in buildings and improvements which also contain the Vacated Premises, and that Tenant has granted to Landlord certain cross-usage rights under Section 25.25 of the Lease (the exterior and structural elements of said buildings and improvements and the railroad tracks, roadways and other areas affected by said cross-usage rights being herein collectively, the “Shared Facilities”). Notwithstanding any other provisions of this Lease, Tenant shall perform the following obligations for the entirety of the Shared Facilities as if the entirety thereof were part of the Leased Premises: maintenance pursuant to Article 9 and Section 25.25 of the Lease, all pursuant to the terms and conditions of the Lease as if all of the Shared Facilities were part of the Leased Premises, but recognizing that Tenant shall have no responsibility or obligation with respect to the interior of any improvements which are part of the Vacated Premises.

(b)    In consideration of the performance of its obligations under clause (a) of this Section 25.26, during such time as the Vacated Space (or any part thereof) shall be leased to an Other Tenant or Tenants (but only during such times), Landlord shall reimburse Tenant for Landlord’s Proportionate Share (as hereafter defined) of all actual costs incurred by Tenant in the performance of said obligations with respect to the Shared Facilities (the “Shared Facilities Costs”). Shared Facilities Costs shall include, without limitation, ordinary and capital costs for labor and materials, equipment costs, utility charges, costs of security, janitorial services, landscaping and pest control and management and accounting fees and all other costs related thereto. Landlord’s Proportionate Share shall be forty percent (40%) times the percentage of the Vacated Premises that is leased to an Other Tenant or Tenants from time to time and shall be equitably adjusted if the square footage of floor space in the Vacated Premises or Retained Premises shall be increased or decreased from time to time. For example, if fifty percent of the Vacated Premises is leased to an Other Tenant, then the Landlord’s Proportionate Share shall be twenty percent (20%) (i.e. forty percent (40%) times fifty percent (50%)).

(c)    Subject to the terms of Section 25.26(b), Landlord shall pay to Tenant Landlord’s Proportionate Share of the Shared Facilities Costs as and when billed by Tenant (but no more often than monthly), such payments to be made within thirty (30) days after Tenant submits to Landlord a statement therefor from time to time. Landlord shall cause Other Tenants to prepay to Landlord three months of Shared Facilities Costs in order to insure prompt payment thereof.

(d)    Landlord may examine Tenant’s books and records relative to the Shared Facilities Costs from time to time. Any request for examination must be made by written notice from Landlord to Tenant from time to time, but not more than twice in any calendar year. Tenant’s books and records pertaining to the immediately preceding twelve (12) full calendar months shall be made available to Landlord for inspection at the Leased Premises within thirty (30) days after Tenant receives Landlord’s written notice. If Landlord fails to take written exception to any item of Shared Facilities Costs disclosed in such inspection within sixty (60) days after such inspection, or any item of Shared Facilities Costs reflected in a statement submitted by Tenant within twenty-four (24) months after submission of such statement, Landlord shall be deemed to have accepted such statement and all such items and waived any further audit right with respect thereto. If Landlord takes written exception to an item of Shared Facilities Costs within the applicable period and such exception is not resolved by Tenant and Landlord within twenty (20) days after Landlord’s notice taking exception, Tenant shall submit the dispute to an independent certified public accounting firm selected by Tenant and Landlord. If Landlord and Tenant are unable to agree on an independent certified public accounting firm, Landlord may select one of the five (5) largest national certified public accounting firms for such purpose. Within sixty (60) days following its selection, the selected accounting firm shall prepare and submit to Tenant and Landlord a certificate as to whether the exception is proper and the amount owed by or to Tenant, which determination shall be final and conclusive. If it is found that Landlord has overpaid any amount required hereunder, Tenant shall refund such overpayment to Landlord within thirty (30) days thereafter. If it is determined that the amount of Shared Facilities Costs or Landlord’s Proportionate Share thereof, as set forth in any statement, exceeded the amount which Landlord was obligated to pay in respect thereof, (i) by three percent (3%) or more, Tenant shall bear all costs of Landlord’s accountant or other reviewing entity and of such certification, and (ii) by less than three percent (3%), Landlord shall bear all costs of Landlord’s accountant or other reviewing entity and such certification.

(n)    Exhibits. The Lease is hereby amended by adding the Exhibits and Schedule attached hereto as Exhibits A-1, A-2, C and D and Schedule 1.6 to the end of the Lease and replacing the current such Exhibit, if applicable.

3.    Notice. Landlord and Tenant hereby confirm that the following addresses for Notice are substituted for the addresses for Notice set forth in Section 25.3 of the Lease:

If to Landlord:	The Teachers’ Retirement Systems of Alabama
201 South Union Street
Montgomery, Alabama 36130
Attn: M. Hunter Harrell

and	Employees’ Retirement System of Alabama
201 South Union Street
Montgomery, Alabama 36130
Attn: M. Hunter Harrell

With a copy to:	Maynard, Cooper & Gale, P.C.
1901 Sixth Avenue North
2400 Regions/Harbert Plaza
Birmingham, AL 35203-52618
Attn: Randall H. Morrow

If to Tenant:	FREIGHTCAR ALABAMA, LLC
c/o FreightCar America, Inc.
2 North Riverside Plaza, Suite 1300, Chicago,
Illinois 60606
Attn:

and	FreightCar America, Inc.
Two North Riverside Plaza
Suite 1300, Chicago, Illinois 60606
Attn:

with a copy to:	Kelley Drye & Warren LLP
333 West Wacker Drive
26th Floor
Chicago, IL 60606
Attention: Andrew Pillsbury, Esq.

4.    Landlord’s Right to Sell. Landlord has and will continue to have the right, at any time, to sell, in whole or in part, its interest in the Leased Premises, the Vacated Premises, the Retained Premises. In the event of the sale or other transfer of Landlord’s interest in the Leased

Premises, upon the assumption by Landlord’s assignee of the obligations of Landlord under this Lease, Landlord shall be released from all liability and obligations hereunder arising out of any act, occurrence or omission relating to the Leased Premises or the Lease occurring after the consummation of such sale or transfer. Tenant agrees to attorn to any successor, assignee, mortgagee or ground lessor of Landlord.

5.    Brokerage. Tenant and Landlord each represent and warrant to the other party that they have had no dealings with any broker or agent in connection with the Lease or this Second Amendment. Tenant covenants to pay, hold harmless, indemnify and defend the Landlord from and against any and all costs, expenses or liability (including, without limitation, reasonable attorney’s fees incurred by the other party) for any compensation, commissions and charges claimed by any broker or agent with respect to the Lease or this Second Amendment, or the negotiation thereof.

6.    Full Force and Effect. Except as expressly modified herein, all of the terms, covenants and conditions of the Lease remain in full force and effect.

7    Guarantor Consent and Acknowledgment. Guarantor hereby consents and agrees to terms of this Second Amendment and the Lease as amended hereby. Guarantor further acknowledges that their obligations as guarantor of the Lease under the Guaranty have not been terminated, and are and shall remain in full force and effect in accordance with the terms of the Guaranty.

IN WITNESS WHEREOF, Owner and Tenant have signed and sealed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:

TEACHERS’ RETIREMENT SYSTEMS OF ALABAMA, an instrumentality of the State of Alabama		FREIGHTCAR ALABAMA, LLC, a Delaware limited liability company

By:	/s/ David G. Bronner	By:	/s/ Matthew S. Kohnke
	Name: David G. Bronner		Name: Matthew S. Kohnke
	Title: CEO		Title: CEO

GUARANTOR:

EMPLOYEES’ RETIREMENT SYSTEM OF ALABAMA, an instrumentality of the State of Alabama		FREIGHTCAR AMERICA, INC. a Delaware corporation

By:	/s/ David G. Bronner	By:	/s/ Matthew S. Kohnke
	Name: David G. Bronner		Name: Matthew S. Kohnke
	Title: CEO		Title: CEO

State of Alabama        )

                                     )    ss.:

County of Montgomery)

I, Emily Eaton, a notary (name and style of officer) in and for said County in said State, hereby certify that David G. Bronner whose name as CEO of Teachers’ Retirement System of Alabama, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he or she, as such officer and with full authority, executed the same voluntarily for and as the act of said entity.

Given under my hand this 26 day of February, 2019

/s/ Emily Eaton
Notary Public, Montgomery County, Alabama My Commission Expires: 10-11-2021

State of Alabama        )

                                     )    ss.:

County of Montgomery)

I, Emily Eaton, a notary (name and style of officer) in and for said County in said State, hereby certify that David G. Bronner whose name as CEO of Employees’ Retirement System of Alabama, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he or she, as such officer and with full authority, executed the same voluntarily for and as the act of said entity.

Given under my hand this 26 day of February, 2019

/s/ Emily Eaton
Notary Public, Montgomery County, Alabama My Commission Expires: 10-11-2021

State of                        )

                                     )    ss.:

County of                    )

I, Caroline Germeraad, a notary public (name and style of officer) in and for said County in said State, hereby certify that Matthew Kohnke whose name as Chief Financial Officer of FreightCar Alabama, LLC, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he or she, as such officer and with full authority, executed the same voluntarily for and as the act of said limited liability company.

Given under my hand this 26th day of February, 2019

/s/ Caroline Germeraad
Notary Public, State of IL County, Cook My Commission Expires: Nov 3, 2021

State of                        )

                                     )    ss.:

County of                    )

I, Caroline Germeraad, a notary public (name and style of officer) in and for said County in said State, hereby certify that Matthew Kohnke whose name as Chief Financial Officer of FreightCar America, Inc., is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he or she, as such officer and with full authority, executed the same voluntarily for and as the act of said limited liability company.

Given under my hand this 26th day of February, 2019

/s/ Caroline Germeraad
Notary Public, State of IL County, Cook My Commission Expires: Nov 3, 2021

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